As filed with the Securities and Exchange Commission on February 18, 1998
                                                             Registration No.
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                  Amendment No. 1 to Form S-3
    REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                   UNIVIEW TECHNOLOGIES CORPORATION
        (Exact name of Registrant as specified in its charter)
              (Formerly CURTIS MATHES HOLDING CORPORATION)

           Texas                    3651                    75-1975147
     (State or other     (Primary Standard Industrial    (I.R.S. Employer
      jurisdiction of    Classification Code Number)      Identification No.)
      incorporation or
      organization)

            10911 Petal Street, Dallas, Texas 75238
                         (214) 503-8880
      (Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

                       Billy J. Robinson
         Vice President, Secretary and General Counsel
                uniView Technologies Corporation
            10911 Petal Street, Dallas, Texas 75238
                         (214) 503-8880
        (Name, address, including zip code, and telephone number, including area code, of agent for service)

     Approximate  date of commencement of proposed sale  to  the  public:
From time to time after the registration statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check
the following box.     [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same
offering.     [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.     [ ]
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]

                  CALCULATION OF REGISTRATION FEE
Title of Each   Amount         Proposed        Proposed
Class of        To Be          Maximum         Maximum            Amount of
Securities to   Registered(1)  Offering Price  Aggregate          Registration
be Registered                  Per Unit(2)     Offering Price(2)  Fee (3)

Common Stock,
$.01 par value  8,600,000      $0.27           $2,322,000         $684.99

     (1) Includes up to a maximum of 7,500,000 estimated shares of Common Stock, issuable upon conversion of or otherwise with respect to the Registrant's Series N Convertible Preferred Stock.
     (2) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c), the offering price and registration fee are calculated upon the basis of the average of the high and low trading prices of the Common Stock as reported by the Nasdaq Stock Market on February 13, 1998.
     (3) Previously paid with the initial filing of this Registration Statement on November 25, 1997.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

             SUBJECT TO COMPLETION, DATED FEBRUARY 18, 1998

          1,000,000 Shares of Common Stock Offered for Resale;
        Up to 100,000 Shares of Common Stock Underlying Warrants,
Which Shares are being Registered for Resale upon Exercise of the Warrants;
  Up to 7,500,000 Shares of Common Stock Convertible from Preferred Stock, Which Shares are being Registered for Resale upon Conversion of the
                             Preferred Stock.

                UNIVIEW TECHNOLOGIES CORPORATION

     This Prospectus covers an aggregate total of 8,600,000 (estimated) shares of Common Stock, par value $.01 per share (the "Shares") of uniView Technologies Corporation, formerly Curtis Mathes Holding Corporation, a Texas corporation (the "Company.") 1,000,000 Shares are being offered for the account of security holders in a secondary offering; up to 100,000 Shares underlying Warrants are being registered for resale upon the exercise of Warrants; and up to a maximum of 7,500,000 (estimated) shares of Common Stock issuable upon conversion of the Company's Series N Convertible Preferred Stock (the "Preferred Stock") are being registered for resale upon conversion of the Preferred Stock. The common and preferred security holders and the warrant holders are hereinafter referred to as the "Selling Stockholders." See "Selling Stockholders" and "Plan of Distribution."

     The number of Shares included in this Prospectus as "Common Stock Convertible from Preferred Stock," is based on a conversion price which represents an average closing bid price of the Common Stock over five consecutive trading days immediately prior to conversion. The Preferred Stock is not convertible until after this Prospectus is declared effective, and the actual conversion price and number of actual Shares issuable upon conversion cannot be precisely determined until such time as the Preferred Stock is actually converted. However, pursuant to the Registration Rights Agreement between the Company and the preferred security holders, the Company agreed to include in this Prospectus twice the number of Shares that would have been issuable as if the Preferred Stock had been converted on October 15, 1997, the closing date of the transaction. Such conversion price is used merely for the purposes of estimating and setting forth a number of shares for this Prospectus. The actual number of Shares issuable upon conversion of the Preferred Stock is subject to adjustment depending on the actual date of conversion in the future and could be materially less or more than such estimated amount, depending on factors which cannot be predicted by the Company including, among other things, the future market price of the Common Stock. See "Risk Factors - Possible Volatility of Stock Price." The Company will not receive any of the proceeds from the sale by the Selling Stockholders of the Shares to which this Prospectus relates. The Company will only receive an economic benefit upon conversion of the Preferred Stock and the exercise of the warrants held by the Selling Stockholders.

ANY INVESTMENT IN THE SECURITIES OFFERED HEREIN INVOLVES A HIGH DEGREE OF
    RISK.  SEE "RISK FACTORS" BEGINNING ON PAGE 5 OF THIS PROSPECTUS.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
 PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
     REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                    Price to                      Proceeds to Company
                    Public         Discounts      or other Persons
Per Share           (1)            (2)            (3)
Total Maximum (4)   (1)            (2)            (3)

(1) The Selling Stockholders may from time to time effect the sale of their Shares at prices and at terms then prevailing or at prices related to the then current market price. The Common Stock of the Company is traded on the Nasdaq Stock Market under the symbol "UVEW." On February 13, 1998, the average of the high and low trading prices of the Common Stock as reported by the Nasdaq Stock Market was $0.27 per share.
(2) The Selling Stockholders may pay regular brokers' commissions in cash at the time(s) of the sale of their Shares.
(3) The Company will not receive any proceeds from the sales of the Shares to which this Prospectus relates. The Selling Stockholders will receive proceeds based on the market price of the Shares at the time(s) of sale.
(4) Without deduction of expenses for the offering (all of which will be borne by the Company), estimated to be approximately $2,698.

         The date of this Prospectus is ______________.

            (Inside front cover page of Prospectus)
                     AVAILABLE INFORMATION

     The Company is an electronic filer and is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at 7 World Trade Center, Suite 1300, New York, New York 10048 and 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also maintains a World Wide Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. As the Common Stock of the Company is quoted on the Nasdaq Stock Market, reports, proxy statements and other information concerning the Company may be inspected at the offices of the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006.

     The Company has filed with the Commission a Registration Statement on Form S-3 (together with all amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Such additional information may be obtained from the Commission's principal office in Washington, D.C. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or to documents incorporated therein by reference, each such statement being qualified in all respects by such reference.

     INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission are incorporated herein by reference:

(1) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1997, dated February 13, 1998 (the "December 1997 10-Q Report.")
(2) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1997, dated November 12, 1997 (the "September 1997 10-Q Report.")
(3) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1997, dated August 6, 1997 (the "1997 10-K Report.")

     Any documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. To the extent that any proxy statement is incorporated by reference herein, such incorporation shall not include any information contained in such proxy statement which is not, pursuant to the Commission's rules, deemed to be "filed" with the Commission or subject to the liabilities of
Section 18 of the Exchange Act.

     The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all information that has been incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Any such request should be directed to the Company's principal executive offices: uniView Technologies Corporation, 10911 Petal Street, Dallas, Texas 75238, Attention:
Investor Relations; telephone number (214) 503-8880.

                              The Offering

Common Stock Offered by the      1,000,000 Shares
Selling Stockholders

Common Stock Offered by the      Up to 100,000 Shares
Company Upon Exercise of
Warrants

Common Stock Offered by the      Up to 7,500,000 Shares
Company Upon Conversion of       (estimated)
Preferred Stock

Common Stock Outstanding After   61,442,360 (estimated)
the Offering (1)

Use of Proceeds from Exercise    Working capital and general
of Warrants                      corporate purposes

Nasdaq Stock Market Symbol       UVEW

Risk Factors                     For a description of certain
                                 risks inherent in an
                                 investment in the Common
                                 Stock, see "RISK FACTORS"

(1) Assumes the exercise of outstanding warrants to purchase 100,000 Shares at $1.50 per share and the conversion of Preferred Stock into 7,500,000 estimated Shares, which represents twice the number of Shares that would have been issuable as if the Preferred Stock had been convertible on October 15, 1997.

                          RISK FACTORS

     The following factors should be considered, together with the other information in this Prospectus, in evaluating an investment in the Company. When used in this Prospectus, the words "expects," "anticipates," "estimates" and similar expressions are intended to identify forward-looking statements. Such statements, which may include statements contained in the following "Risk Factors" section, are subject to risks and uncertainties, discussed in greater detail in this section below and elsewhere in this Prospectus, that could cause actual results to differ materially from those projected or discussed. These forward-looking statements speak only as of the date of this Prospectus. The Company expressly disclaims any obligation or undertaking to release publicly any updates or change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement may be based.

Prior Claims on Future Earnings

     One of the Company's subsidiaries, Curtis Mathes Corporation (CMC), is currently operating under a six-year plan of reorganization, effective October 1, 1992 (the "Plan"). Until termination of the Plan, 1/2% of gross sales of CMC, if any, must be paid monthly to a "Liquidating Trustee," which has been designated by the Bankruptcy Court to administer such payments on behalf of unsecured creditors in the order of priority. CMC was the operating entity which historically sold commodity consumer electronics products (televisions, VCR's, camcorders, and related products) to consumers. In early 1996, CMC sold all of its remaining inventory to a third party and negotiated a satisfaction of its primary debt obligation with Deutsche Financial Services Corporation ("DFS"). CMC has had no sales since that time. However, in the event CMC does generate any future revenue, its profitability will be affected to the extent of the required payments.

Warranty Claims

     Beyond the claim of the Trustee on any potential future earnings of CMC, and as required by the Plan, CMC remains obligated to service past outstanding product warranties. Cash balances were set aside, as required by the Plan, to cover a portion of these estimated past product warranty costs. CMC has additionally in the past reserved a portion of the total product sales price to cover estimated product warranty costs. Although management believes that the amount reserved is adequate to meet claim requirements based upon historical data, there can be no assurance that the reserves will always cover warranty claims filed during any particular period. If warranty claims during any particular period exceed projections, the Company must cover such claims out of its current cash flow or other operating capital, thereby reducing the profitability of the Company during such periods. Many of the warranties on products sold in the past are expiring, and due to lower product sales by CMC in the past few years, remaining warranty obligations are slowly diminishing; however, until expiration of these past outstanding product warranties, the Company's profitability will be affected to the extent the current required warranty expenditures exceed the cash reserves designated for that purpose.

Increase in Cost of Finished Goods

     uniView Marketing Corporation ("UMC"), formerly Curtis Mathes Marketing Corporation, the operating entity which designed and markets the Company's well known uniViewT Internet access product, is dependent upon outside sources for manufacturing and assembly of all finished goods, and is therefore subject to increases in the cost of such goods. Such costs are typically stable in the short term because parts and components are provided to UMC pursuant to seasonal contracts with suppliers at an agreed cost. However, there can be no assurance that such costs will not increase significantly in the future. Any such increase in cost would either have to be absorbed by UMC, or would have to be reflected in the sale price of the products at the consumer level, which could in turn affect product sales levels.

Variable Economy

     The consumer electronics industry is influenced significantly by general economic conditions, including consumer behavior and consumer confidence, the level of personal discretionary spending, interest rates and credit availability. Variations in the general economy affecting expendable consumer dollars impacts a consumer's willingness to expend monies for the Company's product lines, which translates into fluctuations in sales volumes for the Company. There can be no assurance that a prolonged economic downturn would not have a material adverse effect upon the profitability of the Company.

Excessive Inventory Levels

     The market for consumer electronics products continues to be driven by technological changes that are inherent to the industry. Management makes every effort to maintain ample inventory to meet short term sale requirements. However, the Company is in the same position as other consumer electronics companies in attempting to accurately gauge consumer demand, and there can be no assurance of sufficient consumer reaction and demand upon the Company's product lines in the future to avoid accumulating excessive inventory levels. In the event that consumer demand is less than reasonably estimated, inventory on hand could exceed the minimally acceptable levels, resulting in reduced cash flows and a further restriction on the use of the Company's capital which is dedicated to the inventory. Excessive inventory levels could also lead to inventory obsolescence, which is discussed in the following section.

Inventory Obsolescence

     Closely tied to excessive inventory levels is the risk of inventory obsolescence. If inventory on hand reaches such a level that new models of products cannot be rotated for sale to the consumer within a reasonable period of time, the risk will increase that the Company may not be able to sell the older models at the expected margin, resulting in markdowns to move the products, all of which affects the profitability of the Company.

Dependence on New Product Introduction

     The Company's future success will depend to a great extent upon the timely introduction and market acceptance of successful new products to the marketplace, such as the uniView Internet access product and the uniView XpresswayT Internet Service Provider and Online Service. A significant delay in the introduction of, or the presence of a defect in, one or more of these new products could have a material adverse effect on the ultimate success of such products and on the Company's business, operating results and financial condition, particularly in view of the seasonality of the Company's business related to the uniView set top box. Further, because of the revenue typically associated with initial shipments of a new product, delaying a product introduction expected near the end of a fiscal quarter may materially adversely affect operating results for that quarter. The process of developing television Internet access products containing software-related components such as the uniView and uniView Xpressway is extremely complex and is expected to become more complex and expensive in the future as new platforms and technologies are introduced or incorporated. This new technology also requires and depends upon externally manufactured hardware components, such as file servers, routers, modems, and other similar devices commonly used in the computer industry, but not yet used on a wide scale for television Internet access products.

     In the past, the Company has experienced delays in the introduction of certain new products. The Company anticipates that there may be similar delays in developing and introducing new products in the future and there can be no assurance that new products will be introduced on schedule  in  the future or at all.  Further, the market  for  these  new products is evolving and, in comparison with the overall market for consumer electronics and Internet access products, is considered relatively small, making it difficult to predict with any assurance the future growth rate and size of the market. There can be no assurance that new products introduced by the Company will achieve market acceptance or generate significant revenues.

Changes in Technology and Industry Standards

     The consumer electronics and Internet access industry is undergoing rapid changes, including evolving industry standards, frequent new product introductions and changes in consumer requirements and
preferences.   The  introduction  of new technologies  and  products  can render the Company's existing and announced products obsolete or unmarketable. The development cycle for products utilizing new technology may be significantly longer than the Company's current development cycle for products on existing and proposed technology and may require the Company to invest resources in products that may not become profitable. There can be no assurance that the expected demand for the Company's products will materialize or continue or that the mix of the Company's future product offerings will keep pace with technological changes or satisfy evolving consumer preferences or that the Company will be successful in developing and marketing future products. Failure to develop and introduce new products and product enhancements in a timely fashion could have a material adverse effect on the Company's business, operating results and financial condition.

Risk of Product Failures

     Television Internet access products containing software-related components as complex as those recently introduced by the Company may contain undetected errors when first introduced. As any such undetected errors become known to the Company, delays or lost revenues during the period required to correct these errors can be expected. The Company has experienced delays and significant technical support expenses in connection with products in the past and there can be no assurance that, despite testing by the Company, errors will not be found in new products or releases after commencement of commercial shipments, resulting in loss of or delay in market acceptance, which could have a material adverse effect on the Company's business, operating results and financial condition.

Limited Protection of Intellectual Property and Proprietary Rights; Risk of Litigation

     The Company regards its television Internet access technology containing software-related components as proprietary and relies primarily on a combination of trademark, copyright and trade secret laws, employee and third-party nondisclosure agreements, and other methods to protect these proprietary rights. As the number of television Internet access products in the industry increases and the functionality of these products overlap, infringement claims may also increase. There can be no assurance that third parties will not assert infringement claims against the Company in the future with respect to current or future products. As is common in the industry, from time to time the Company receives notices from third parties claiming infringement of intellectual property rights of such parties. The Company investigates these claims and responds as it deems appropriate. Policing unauthorized use of the Company's products is also difficult and can be expected to be a recurring problem. Further, the Company enters into transactions in countries where intellectual property laws are not well developed or are poorly enforced. Legal protections of the Company's rights may be ineffective in such countries, and software-related products developed in such countries may not be protectable in jurisdictions where protection is ordinarily available. Any claim or litigation, with or without merit, could be costly and could result in a diversion of management's attention, which could have a material adverse effect on the Company's business, operating results and financial condition. Adverse determinations in such claims or litigation could also have a material adverse effect on the Company's business, operating results and financial condition.

Dependence on Distribution Channels

     UMC expects to sell its products through consumer electronics stores, computer stores, mail order companies, direct mail, and through the Internet. Sales to a limited number of distributors and retailers are anticipated to constitute a substantial portion of UMC's net revenues related to uniView. Minimum purchase obligations of any principal distributor or retailer are not expected to be significant and the Company expects to sell on a purchase order basis without a long-term agreement to a majority of these entities. The loss of, or significant reduction in sales attributable to, any of these distribution channels could materially adversely affect the Company's business, operating results and financial condition. Distribution and retailing businesses in the consumer electronics industry have from time to time experienced significant fluctuations in their businesses and there have been a number of business failures among these entities. The insolvency or business failure of any significant distributor or retailer of the Company's products could have a material adverse effect on the Company's business, operating results and financial condition.

Seasonality of the Industry

     UMC is expected to be subject to decreased sales and profitability on the uniView line of products during the first and second quarters of each calendar year, resulting from the seasonal effect of the consumer buying season. Its operations must be supplemented during such periods through its reserves or through other operations of the Company. Although the Company typically plans ahead for this seasonal variation in product sales, there can be no assurance that past budgetary expectations will be adequate to cover such periods in the future.

Highly Competitive Industry

     The industry in which the Company operates is intensely and increasingly competitive and includes a large number of Internet service providers and both domestic and foreign manufacturers of consumer electronics products. Competition occurs principally in the areas of style, quality, functionality, service, design and price. The Company has positioned itself over the years in a niche market of high-end consumer electronics home entertainment products and has chosen to compete primarily on quality, rather than price and volume. However, competition from competitors, with greater financial resources than the Company, could adversely affect the Company's operating results by forcing it to reduce its sales prices, offer enhanced credit arrangements including longer payment terms, increase customer discounts or incentives, increase spending for co-operative advertising arrangements with customers, incur additional shipping costs, or provide other services which could adversely affect the profitability of the Company.

     It is already apparent that competition in the area of television Internet access products and Internet service providers will be intense. With the announcement of similar television Internet access devices by several existing and start-up consumer electronics companies and, to the extent that these competitors achieve product and brand name recognition, product quality, price or other selling advantages, the Company could be adversely affected. There can be no assurance that the Company will have the resources required to respond effectively to market or technological changes or to compete successfully in the future.

Off-Balance Sheet Risks

     An "off-balance sheet risk" is one in which the ultimate obligation of the Company may exceed the amount reported in the liability section of the financial statements and which may be triggered by the default of a third party on an obligation upon which the Company is contingently liable. CMC is a party to financial instruments with such off-balance sheet risks to meet the financing requirements of former CMC dealers. In the normal course of business, CMC has transferred receivables from qualified dealers to Deutsche Financial Services Corporation ("DFS") under a repurchase agreement. The agreement requires CMC, in the event of default by the dealer, to repurchase property that is collateral (inventory consisting of consumer electronics products) for the financing provided to the dealer. CMC is contingently liable to DFS for the portion of the receivable which is defaulted through nonpayment or nonrecovery of the collateral. This amount is partially offset by recovery of unsold products from such dealers, which can then be resold. As dealer defaults occur in the future and the Company honors its repurchase obligations, the profitability of the Company could be reduced accordingly.

Absence of Profitable Operations in Recent Periods

     The Company has reported a net loss in each of its last five fiscal years. The Company purchased a computer chip company, Southwest Memory, Inc. ("SWM") in December, 1992. It purchased CMC in November, 1993 and sold SWM in December, 1994. In late 1994, UMC acquired the rights to RealViewTM, a ten foot square projection television used in commercial advertising applications. In April, 1996, UMC began development of uniView, its television Internet access product. In late 1996 another subsidiary, uniView Xpressway Corporation, initiated the uniView Xpressway and offers its services as an Internet Service Provider and Online Service. Although the character of the Company has changed over the past couple of years, and management believes that operations will improve, there is a limited operating history for the Company in its present form and there can be no assurance that the present combination of operating segments will be profitable in the future.

Limited Cash Flow

     In recent years, the Company has not achieved a positive cash flow from operations. Accordingly, the Company relies on available credit arrangements and continued sales of its common and preferred stock to fund operations until a positive cash flow from operations can be achieved. If the Company is unable to achieve a positive cash flow from operations, additional financing or placements will be required. Management continually evaluates opportunities with various investors to raise additional capital, without which, the Company's growth and profitability could be restricted. Although management believes that sufficient financing resources are available, there can be no assurance that such resources will continue to be available to the Company or that they will be available upon terms favorable to the Company.

Dependence on Key Personnel

     The Company's success depends to a significant extent on the performance and continued service of its senior management and certain key employees. Competition for highly skilled employees with technical, management, marketing, sales, product development and other specialized training is intense, and there can be no assurance that the Company will be successful in attracting and retaining such personnel. Specifically, the Company may experience increased costs in order to attract and retain skilled employees. In addition, there can be no assurance that employees will not leave the Company or compete against the Company. The Company's failure to attract additional qualified employees or to retain the services of key personnel could materially adversely affect the Company's business, operating results and financial condition.

Possible Volatility of Stock Price

     The stock market has recently experienced significant price and volume fluctuations that could continue in the future. These fluctuations could adversely affect the market price of the Common Stock without regard to the Company's operating performance. The market price for shares of the Company's Common Stock has varied significantly and may be volatile depending on news announcements and changes in general market conditions. The Company believes that factors such as quarterly variations in the Company's financial results or the financial results of competitors, general industry conditions, including competitive developments, and general economic conditions could also cause uncertain price fluctuations in the Common Stock. In addition, the shares being registered under this Prospectus will become eligible for sale in the public market after the Registration Statement becomes effective. The shares are expected to have no underwriters and will therefore not be subject to underwriter price stabilization transactions. No prediction can be made as to the effect, if any, that sales of such securities, or the availability of such securities for sale, will have on the market prices prevailing from time to time for the Common Stock. However, even the possibility that a substantial number of the Company's securities may, in the near future, be sold in the public market may adversely affect prevailing market prices for the Common Stock and could impair the Company's ability to raise capital through the sale of its equity securities.

Risks Related to Under-Priced Stocks

     The  Common Stock is currently listed on the Nasdaq SmallCap  Market
("Nasdaq").   In order to continue to be listed on Nasdaq,  however,  the
Company must, as of February 23, 1998, maintain $2,000,000 in net tangible assets (total assets less total liabilities and goodwill) or market capitalization of $35,000,000 or $500,000 in net income for two of the last three years, a $1,000,000 market value for the public float, two
market-makers,  and  a  minimum bid price  of  $1.00  per  share.   After
February 23, 1998, if the price of the Common Stock drops below $1.00 per share for 30 days, the Company will be notified of delisting proceedings unless the stock closes at $1.00 or more for ten consecutive days, within 90 days of falling out of compliance. In the future, if the Company fails to meet these maintenance criteria it may result in the delisting of the Company's securities from Nasdaq, and trading, if any, of the Company's securities would thereafter be conducted in the non-Nasdaq over-
the-counter  market.   If  the  Company's  securities  are  delisted,  an
investor could find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Company's securities. In addition, if the Common Stock were to become delisted from trading on Nasdaq and the trading price of the Common Stock were to remain below $5.00 per share, trading in the Common Stock would also be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended, which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock (generally, any non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions.) Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions.) For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to the sale. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in the Common Stock, which could severely limit the market liquidity of the Common Stock and the ability of purchasers in this offering to sell the Common Stock in the secondary market.

Potential Dilution of Shareholders' Ownership Interests

     As of February 17, 1998, there were 53,842,360 common shares of the Company issued and outstanding, plus 947,662 common shares not yet issued for a previous conversion of preferred stock. Assuming the issuance of 10,260,730 common shares in exchange for the total number of warrants and vested stock options outstanding as of that date (without regard to whether such shares are being registered hereunder), and the issuance of common shares in conversion to Common Stock of all convertible preferred stock outstanding as of that date (all preferred stock convertible into approximately 15,488,596 common shares (based upon the conversion price as of February 17, 1998), there would be approximately 80,539,348 common shares outstanding. In such event, an existing shareholder before such issuances would experience dilution of their ownership interest in the Company to the extent such shareholder held none of the warrants or preferred stock being exercised or converted. For example, an existing 10% shareholder before such issuances would become a 6.69% shareholder after such issuance, assuming such shareholder held none of the warrants or preferred stock being exercised or converted, and other existing shareholders would experience a similar dilution of their ownership interest in the Company.

     Further assuming the exercise of all outstanding warrants and vested stock options and the issuance of common shares in conversion to Common Stock of all convertible preferred stock outstanding as of February 17, 1998, the pro forma net tangible book value of the Company would also increase by the amount of the proceeds paid to the Company for the Common Stock issued in exchange for the warrants and vested stock options (approximately $9,980,770 or $0.124 per share increase.) "Pro forma net tangible book value" represents the amount of total tangible assets, less total liabilities, divided by the number of shares of Common Stock outstanding after considering the issuance of Common Stock for outstanding warrants and stock options and the conversion of Preferred Stock into Common Stock. The increase results from giving effect to the receipt by the Company of the net proceeds from the exercise of the warrants and stock options.

     The likelihood that the warrants and vested stock options will be exercised increases as the market price of the stock rises above the exercise price of the warrants and stock options. Approximately 1,700,000 of the warrants have a current exercise price above $2.00 and would not likely be exercised at the current market price of the Company's stock. (See page 17 herein for further discussion of the Warrants.)

Preferred Stock's Preference Over Common Stock

     The Company's Preferred Stock has preferences over the Common Stock in payment of dividends and in distributions to shareholders upon dissolution of the Company. (See the description of Preferred Stock beginning on page 16 herein for a more detailed description of these preferences.) During ongoing operation of the Company, these preferences mean very little; payment of dividends to Preferred Shareholders has no adverse effect upon Common Shareholders because the Company has not in the past, and does not expect in the foreseeable future, to declare any dividends on its Common Stock. However, in the event it became necessary to dissolve the Company, to the extent of any assets remaining after payment of all creditors of the Company, Preferred Shareholders would receive the face amount and all accrued dividends on their Preferred Stock before any distributions could be made to Common Shareholders. In the event of a dissolution of the Company at the February 17, 1998 levels of Common and Preferred Stock, because of the Preferred Stock preferences, a Common Shareholder could receive a distribution which is approximately $0.05 per share less than it would otherwise receive if there were no shares of Preferred Stock outstanding.

                        USE OF PROCEEDS

     The Company will not receive any of the proceeds from the sales of the Shares by Selling Stockholders. The likelihood of the Company receiving any proceeds from the exercise of the warrants increases as the market price of the Company's stock increases above the exercise price of the warrants. If the market price of the stock does not increase to the required levels, the Company will most likely not receive any proceeds from this offering. Assuming the exercise of the warrants to purchase 100,000 Shares at $1.50 per share (expiring in mid-2000), the net proceeds to the Company from the sale of Shares issuable upon exercise of the warrants would be approximately $150,000.

     Any proceeds received by the Company upon exercise of the warrants will be used for general corporate purposes, including, but not limited to, operating and working capital requirements. Various uses of the proceeds may include additional advertising, promotion, and development of uniView and the uniView Xpressway.

                      SELLING STOCKHOLDERS

     This Prospectus relates to 1,000,000 Shares, and to a maximum of 7,500,000 estimated Shares issuable upon the conversion of Preferred Stock, which was issued pursuant to Securities Subscription Agreements (the "Securities Subscription Agreements") between the Company and certain Selling Stockholders. This Prospectus also relates to 100,000 Shares issuable upon the exercise of warrants, which were issued to J.P. Carey, Inc., ("J.P. Carey"), pursuant to an agreement dated August 8, 1997, (the "J.P. Carey Agreement"), as partial consideration for $2,000,000 of capital raised by J.P. Carey for the Company. See "Plan of Distribution."

     The "Number of Shares Underlying Warrants," and the "Maximum Number of Shares Convertible from Preferred Stock" set out in the table below represent the total number of Shares beneficially owned by the Selling Stockholders before the offering. All of such Shares are being offered for the account of the Selling Stockholders and after the offering the Selling Stockholders will each own no Common Stock of the Company.

                                                              Maximum
                                                  Number of   Number of
                                                  Shares      Shares
                     Relationship      Number of  Underlying  Convertible from
Selling Stockholder  to the Company    Shares     Warrants    Preferred Stock
-------------------  --------------    ---------  ---------   ----------------
SECURITIES ACQUIRED PURSUANT TO A SECURITIES SUBSCRIPTION AGREEMENT:

Arnold Pent          Private Investor  1,000,000  N/A         N/A
Thomson Kernaghan
& Co. Ltd.           Private Investor  N/A        N/A         7,500,000
                                       ---------  ---------   ---------
                    SUBTOTAL           1,000,000  N/A         7,500,000

WARRANTS ACQUIRED PURSUANT TO THE J.P. CAREY AGREEMENT:

J.P.Carey, Inc. (1) Finder             N/A        100,000     N/A
                                       ---------  ---------   ---------
                    SUBTOTAL           N/A        100,000     N/A

                    TOTAL              1,000,000  100,000     7,500,000

                    GRAND TOTAL        8,600,000

(1) These warrants were issued by the Company to J.P. Carey, Inc. pursuant to the J.P. Carey Agreement.

                          PLAN OF DISTRIBUTION

Securities Being Registered

     The following securities are covered by this Prospectus:

     1. The resale of 1,000,000 Shares owned by certain security holders who acquired Common Stock of the Company pursuant to a Security Subscription Agreement.

     2. The resale by J.P. Carey of up to 100,000 Shares that may be acquired upon the exercise of warrants issued pursuant to the J.P. Carey Agreement.

      3. The resale by the respective holders thereof of a maximum of 7,500,000 estimated Shares that may be acquired upon the conversion of Preferred Stock issued pursuant to a Securities Subscription Agreement.

Plan of Distribution

     The Shares being registered hereunder may be sold from time to time by any of the Selling Stockholders, or by pledgees, donees, transferees or other successors in interest, or by additional selling stockholders. The Shares may be disposed of from time to time in one or more transactions through any one or more of the following: (i) to purchasers directly, (ii) in ordinary brokerage transactions and transactions in which the broker solicits purchasers, (iii) through underwriters or dealers who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders or such successors in interest and/or from the purchasers of the Shares for whom they may act as agent, (iv) the pledge of the Shares as security for any loan or obligation, including pledges to brokers or dealers who may, from time to time, themselves effect distributions of the Shares or interests therein, (v) purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this Prospectus, (vi) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction and (vii) an exchange distribution in accordance with the rules of such exchange, including the NASDAQ SmallCap Market, prices and at terms then prevailing or at prices related to the then current market price or at negotiated prices and terms. In effecting sales, brokers or dealers may arrange for other brokers or dealers to participate. The Selling Stockholders or such successors in interest, and any underwriters, brokers, dealers or agents that participate in the distribution of the Shares, may be deemed to be "underwriters" within the meaning of the Securities, Act, and any profit on the sale of the Shares by them and any discounts, commissions or concessions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting commissions or discounts under the Securities Act.

     The Company will pay all of the expenses incident to the offering and sale of the Shares to the public other than underwriting discounts or commissions, brokers' fees and the fees and expenses of any counsel to the Selling Stockholders related thereto.

     In the event of a material change in the plan of distribution disclosed in this Prospectus, the Selling Stockholders will not be able to effect transactions in the Shares pursuant to this Prospectus until such time as a post-effective amendment to the Registration Statement is filed with, and declared effective by, the Commission.

                   DESCRIPTION OF SECURITIES

Common Stock

     The Company is authorized by its articles of incorporation, as amended, to issue up to 80,000,000 shares of Common Stock, $.01 par value, of which 53,842,360 shares were issued and outstanding as of
February  17,  1998,  plus 947,662 common shares not  yet  issued  for  a previous conversion of preferred stock. Holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of the shareholders and do not have cumulative voting rights in the election of directors. Accordingly, the holders of a majority of the outstanding Common Stock can, if they so choose, elect all directors. The vote of the holders of a majority of the shares entitled to vote, present in person or represented by proxy, shall decide any question brought before a meeting of the Company's shareholders at which a quorum is present. A quorum consists of a majority of the issued and outstanding shares of the Common Stock entitled to vote. The articles of incorporation of the Company specify that a majority vote of shareholders shall be determinative regardless of provisions requiring more than a majority vote under the Texas Business Corporation Act.

     All of the shares issuable upon exercise of warrants and conversion of preferred stock will be fully paid and nonassessable. Holders of the Common Stock have no preemptive or other subscription rights, and shares of Common Stock have no redemption, sinking fund, or conversion privileges. Holders of Common Stock are entitled to receive dividends when, as and if declared by the board of directors of the Company, out of funds legally available therefor. In the event of liquidation or dissolution of the Company, holders of Common Stock are entitled to share ratably in all assets available for distribution to such shareholders.

Preferred Stock

     The  Company  is  authorized  to issue up  to  1,000,000  shares  of
Preferred Stock, $1.00 par value, in one or more series, which, if issued, would have certain preferences over the Common Stock. The articles of incorporation of the Company vest the board of directors with authority to establish and designate series of Preferred Stock and to fix and determine the relative rights and preferences of any series so established. As of February 17, 1998, outstanding Preferred Stock consisted of (a) 140,000 shares of Series A Preferred Stock with an annual dividend rate of 6%, a redemption value of $1.00 per share, and no right to convert into Common Stock; (b) 3 shares of Series H Preferred Stock with an annual dividend rate of 5%, a redemption value of $25,000 per share, and the right to convert such Preferred Stock into 50,000 shares of Common Stock, at a minimum conversion price of $1.50 per share;
(c) 30 shares of Series M Preferred Stock with a 3% dividend rate, a redemption value of $33,250 per share, and the right to convert such Preferred Stock, as of February 17, 1998, into approximately 4,210,526 shares of Common Stock at a variable conversion price based upon the stock price of the Company's common stock for a period immediately preceding the date of conversion; and (d) 80 shares of Series N Preferred Stock with a 3% dividend rate, a redemption value of $33,250 per share, and the right to convert such Preferred Stock, as of February 17, 1998, into approximately 11,228,070 shares of Common Stock at a variable conversion price based upon the stock price of the Company's common stock for a period immediately preceding the date of conversion. The number of shares issuable upon conversion of Series M Preferred Stock and Series N Preferred Stock fluctuates with the stock price of the Company's common stock, as reported by the Nasdaq Stock Market; as the stock price increases, the number of shares issuable on conversion decreases; as the stock price decreases, the number of shares issuable on conversion increases. Conversions of Series M Preferred Stock and Series N Preferred Stock are limited by the holdings of their owners; each owner may not hold more than 4.9% of the Company's outstanding common stock at any one time.

     Such Preferred Stock has no voting rights. It has preference over the Common Stock as to dividends, and no dividends can be declared or paid on the Common Stock unless full dividends on all Preferred Stock then outstanding for all past dividend periods and for the current period had been declared and paid. Dividends on all Preferred Stock, regardless of series, are cumulative. No dividend may be declared on shares of any series of Preferred Stock for any dividend period unless all dividends accumulated for all prior dividend periods have been declared on all Preferred Stock then outstanding and a dividend for the same period is declared at the same time upon all Preferred Stock outstanding in like proportions to the dividend rate then declared. In the event of dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, the holders of each series of the then outstanding Preferred Stock would be entitled to receive the amount fixed for such purpose in the resolution of the board of directors establishing the respective series of Preferred Stock plus a sum equal to the amount of all accumulated and unpaid dividends thereon. After such payment to the holders of Preferred Stock, the remaining assets and funds of the Company could be distributed pro rata among the holders of the Common Stock. The whole or any part of outstanding Series A, Series H, Series M, and Series N Preferred Stock may be called for redemption and redeemed at any time at the option of the Company, exercisable by the board of directors upon thirty days' notice by mail to the holders of such shares as are to be redeemed.

Warrants

     As of February 17, 1998, the Company had outstanding warrants held by various investors and vested stock options held by directors and various employees which were exercisable for a total of 10,260,730 shares of Common Stock. Directors and certain employees hold a total of 1,600,000 additional stock options, which vest at various times over the next two years. Exercise prices of the warrants and stock options range from a high of $4.50 per share, to a low of $0.11 per share and expiration dates range from June, 1998 through April, 2002.

Debentures

     As of February 17, 1998, the Company had no outstanding debentures.

The transfer agent and registrar for Common Stock is American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005.

                           RECENT DEVELOPMENTS

     There have been no material changes in the Company's affairs since the filing of the Company's December 1997 10-Q Report, which report has been incorporated herein by reference.

                              LEGAL MATTERS

     Certain legal matters in connection with the validity of the securities offered hereby have been passed upon for the Company by Billy
J. Robinson. Mr. Robinson is an attorney who acts as counsel to the Company. Mr. Robinson is also a director and owns 65,000 shares of Common Stock and holds vested options to purchase an additional 75,000 shares of Common Stock.

                            EXPERTS

     The financial statements and the related financial statement schedules incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K as of June 30, 1997 and 1996, and for each of the years in the three-year period ended June 30, 1997 have been audited by King Griffin & Adamson P.C., independent certified public accountants, as stated in their report which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


              DISCLOSURE OF COMMISSION POSITION ON
         INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the Company's Articles of Incorporation or Bylaws, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

          Securities and Exchange Commission registration fee paid $ 898
          Transfer agent's fees                                      150
          Costs of printing                                          150
          Legal fees and expenses                                    500
          Accounting fees and expenses                               250
          Blue sky fees and expenses                                 250
          Miscellaneous expenses                                     500
                                                                  ------
                              Total estimated fees                $2,698

     All amounts estimated except for Securities and Exchange Commission registration fee.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article 2.02(16) and 2.02-1 of the Texas Business Corporation Act empowers a corporation to indemnify its directors and officers or former directors or officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers.

     Article XIII of the Company's Articles of Incorporation, as amended, provides that a director of the Company shall not be personally liable to the Company or its shareholders for monetary damages for any act or omission in his capacity as a director, except to the extent otherwise expressly provided by a statute of the State of Texas. Article IX of the Company's Bylaws provides for indemnification of officers and directors. The Company has entered into Indemnity Agreements with all of its officers, directors, and designated agents indemnifying them in connection with services performed for the Company to the fullest extent allowed by law.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 16.  EXHIBITS

     The following is a list of all exhibits filed as a part of this Registration Statement on Form S-3, including those incorporated herein by reference.

Exhibit
Number    Description of Exhibit

4.1 Articles of Incorporation of the Company, as amended, defining the rights of security holders (filed as Exhibit "3(i)" to the Company's Quarterly Report on Form 10-Q filed with the Commission on February 13, 1998 and incorporated herein by reference.)

4.2 Bylaws of the Company, as amended (filed as Exhibit "3(ii)" to the Company's Quarterly Report on Form 10-Q filed with the Commission on February 13, 1998 and incorporated herein by reference.)

4.3 Series A Preferred Stock terms and conditions (filed as Exhibit "4.3" to the Company's annual report on Form 10-K for the fiscal year ended June 30, 1994 and incorporated herein by reference.)

4.4 Series H Preferred Stock terms and conditions (filed as Exhibit "4.4" to the Company's Registration Statement on Form S-3 filed with the Commission on June 20, 1996 and incorporated herein by reference.)

4.5 Form of warrant issued in connection with Series K Preferred Stock (filed as Exhibit "4.4" to the Company's Current Report on Form 8-K dated May 14, 1997 and incorporated herein by reference.)

4.6 Series M Preferred Stock terms and conditions, as amended (filed as Exhibit "4.7" to the Company's Registration Statement on Form S-3 originally filed with the Commission on August 18, 1997 and incorporated herein by reference.)

4.7 Series N Preferred Stock terms and conditions (filed as Exhibit "4.7" to the Company's Registration Statement on Form S-3 originally filed with the Commission on November 25, 1997 and incorporated herein by reference.)

4.8 Form of warrant issued in connection with the J.P. Carey Agreement (filed as Exhibit "4.8" to the Company's Registration Statement on Form S-3 originally filed with the Commission on November 25, 1997 and incorporated herein by reference.)

5         Opinion of Billy J. Robinson.

23.1      Consent of King Griffin & Adamson P.C.

23.2 Consent of Billy J. Robinson (included in his opinion filed as Exhibit 5.)

24              Powers of Attorney (included on the Signature Page of the
          Company's Registration Statement on Form S-3 originally filed with the Commission on November 25, 1997 and incorporated herein by reference.)

99.1 Agreement between the Company and J.P. Carey, Inc. dated August 8, 1997 (the "J.P. Carey Agreement")(filed as Exhibit
          "99.2" to the Company's Registration Statement on Form S-3 originally filed with the Commission on August 18, 1997 and incorporated herein by reference.)

99.2 Form of Securities Subscription Agreement for Series N Preferred Stock (filed as Exhibit "99.2" to the Company's Registration Statement on Form S-3 originally filed with the Commission on November 25, 1997 and incorporated herein by reference.)

99.3 Form of Securities Subscription Agreement for private placement of Common Stock

ITEM 17.  UNDERTAKINGS

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned Registrant hereby undertakes that: (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                          SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Company's Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on February 18, 1998.

                              UNIVIEW TECHNOLOGIES CORPORATION

                              By:     /s/    PAT CUSTER
                                        Patrick A. Custer
                                   President and Chief Executive Officer

     Pursuant   to   the  requirements  of  the  Securities   Act,   this
Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

     Principal Executive Officer
/s/  PAT CUSTER         Chairman of the Board,          February 18, 1998
     Patrick A. Custer  President, Chief
                        Executive Officer
                        and Director

     Principal Financial and Accounting Officer
/s/  F. SHELTON RICHARDSON, JR.   Vice President,       February 18, 1998
     F. Shelton Richardson, Jr.   Chief Financial
                                  Officer

     Additional Directors
/s/  BILLY J. ROBINSON    Vice President, Secretary,    February 18, 1998
     Billy J. Robinson    General Counsel and Director

/s/  PAT CUSTER           Director                      February 18, 1998
     Patrick A. Custer,
     as attorney-in-fact for
     Edward M. Warren

/s/  PAT CUSTER           Director                      February 18, 1998
     Patrick A. Custer,
     as attorney-in-fact for
     Bernard S. Appel

                                 EXHIBIT INDEX

Exhibit Number


4.1 Articles of Incorporation of the Company, as amended, defining the rights of security holders (filed as Exhibit "3(i)" to the Company's Quarterly Report on Form 10-Q filed with the Commission on February 13, 1998 and incorporated herein by reference.)

4.2 Bylaws of the Company, as amended (filed as Exhibit "3(ii)" to the Company's Quarterly Report on Form 10-Q filed with the Commission on February 13, 1998 and incorporated herein by reference.)

4.3 Series A Preferred Stock terms and conditions (filed as Exhibit "4.3" to the Company's annual report on Form 10-K for the fiscal year ended June 30, 1994 and incorporated herein by reference.)

4.4 Series H Preferred Stock terms and conditions (filed as Exhibit "4.4" to the Company's Registration Statement on Form S-3 filed with the Commission on June 20, 1996 and incorporated herein by reference.)

4.5 Form of warrant issued in connection with Series K Preferred Stock (filed as Exhibit "4.4" to the Company's Current Report on Form 8-K dated May 14, 1997 and incorporated herein by reference.)

4.6 Series M Preferred Stock terms and conditions, as amended (filed as Exhibit "4.7" to the Company's Registration Statement on Form S-3 originally filed with the Commission on August 18, 1997 and incorporated herein by reference.)

4.7 Series N Preferred Stock terms and conditions (filed as Exhibit "4.7" to the Company's Registration Statement on Form S-3 originally filed with the Commission on November 25, 1997 and incorporated herein by reference.)

4.8 Form of warrant issued in connection with the J.P. Carey Agreement (filed as Exhibit "4.8" to the Company's Registration Statement on Form S-3 originally filed with the Commission on November 25, 1997 and incorporated herein by reference.)

5*        Opinion of Billy J. Robinson.

23.1*     Consent of King Griffin & Adamson P.C.

23.2 Consent of Billy J. Robinson (included in his opinion filed as Exhibit 5.)

24              Powers of Attorney (included on the Signature Page of the
          Company's Registration Statement on Form S-3 originally filed with the Commission on November 25, 1997 and incorporated herein by reference.)

99.1 Agreement between the Company and J.P. Carey, Inc. dated August 8, 1997 (the "J.P. Carey Agreement")(filed as Exhibit "99.2" to the Company's Registration Statement on Form S-3 originally filed with the Commission on August 18, 1997 and incorporated herein by reference.)

99.2 Form of Securities Subscription Agreement for Series N Preferred Stock (filed as Exhibit "99.2" to the Company's Registration Statement on Form S-3 originally filed with the Commission on November 25, 1997 and incorporated herein by reference.)

99.3*           Form  of  Securities Subscription Agreement  for  private
          placement of Common Stock.
_________________
*  Filed herewith.